AT THE COMPANY:
Investor Relations
E-mail: invrel@elcom.com

For Immediate Release

                                 Elcom Raises $2.5 million (£1.3 million) via
                                         an Issuance of Shares on AIM

NORWOOD,  MA,  February  5, 2007 - Elcom  International,  Inc.  (“Elcom”  or the  “Company”)  (OTCBB:ELCO)  and
(AIM:ELC and ELCS),  a leading  international  provider of Commerce  Process  Management  solutions for buyers, suppliers and commerce  communities,  is pleased to announce that it has entered into  subscription  agreements to raise $2.5 million (£1.3  million),  through an issue of 73,230,009  new common shares (the “New Shares”) at a price of 1.75 pence (UK) or $0.0344  per share.  The  proceeds  of the issue will be used to meet the working capital requirements of the Company.

The New Shares are being  subscribed  by and on behalf of investment  clients of Smith & Williamson  Investment
Management Limited who, together with Smith & Williamson  Nominees Limited,  currently hold approximately 69.4%
of the Company’s  issued common  shares.  Following the issue of the New Shares,  this holding will increase to
73.5%  of  the  Company's  enlarged  issued  common  shares.  This  subscription  represents  a  related  party transaction  under the AIM Rules.  The Directors of the Company  consider,  having consulted with its nominated adviser,  that the  terms  of the  subscription  are  fair  and  reasonable  insofar  as its  shareholders  are concerned.  Completion  of the  subscription  is  conditional  on the  admission  of the  New  Shares  to  AIM.
Application  has been made for the New Shares to be  admitted  to trading on AIM and this is expected to become effective on 6 February 2007.

The issuance of the New Shares is being made in reliance on the exemption from  registration  under  Regulation
S of the U.S.  Securities  Act of 1933, for offers and sales of securities  outside the U.S.  Under  Regulation
S, the holders of the New Shares will be prohibited  from reselling such shares in the U.S. to U.S.  persons or entities or for the benefit or account of a U.S. person,  for a one-year  period.  During this one-year period, holders of the New Shares may otherwise  trade such shares in the United Kingdom  through the facilities of the
London  Stock  Exchange’s  AIM market  (“AIM”)  and outside the U.S.  pursuant to  Regulation  S and subject to securities laws  applicable in the  jurisdiction(s)  in which such shares are traded.  The New Shares are being listed on AIM under the symbol `ELCS' (the ‘S’ denoting  Regulation S shares) but will not  commingle  with the
Company's  common  stock  traded on the OTCBB (and AIM under the symbol  ‘ELC’),  until and unless the  Company registers the shares under the U.S. Securities Act of 1933 or an exemption from registration is available.

Elcom Secures $2.5 million (£1.3 million) via an Issuance of Shares on AIM

John Halnen,  Elcom's President and CEO, said, “We are very pleased to secure these additional  operating funds for the Company.  In 2006,  we  consummated a number of strategic  alliances,  and in addition we are expecting additional  contracts/initiatives  which  require  evidence of a stronger  balance sheet to perform to contract expectations.  Also,  the  Company’s  current  facility  lease  is up at the  end of  2007  and a move to a new facility  and  outsourcing  of our data  center  operations  are being  evaluated  for the most cost  effective solution for the Company and its  customers.  While  evaluating  new  facilities,  full  consideration  to meet current  contracts  and  existing  performance  requirements  are  being  carefully  reviewed  to  ensure  full compliance.”

About Elcom International, Inc.
Elcom International,  Inc. (OTCBB:ELCO and AIM:ELC and ELCS), is a leading  international  provider of Commerce
Process  Management  solutions for buyers,  suppliers and commerce  communities.  Commerce  Process  Management refers to the ability to effectively manage the large-scale  exchange of goods and services,  using information technology and best practices,  between  different  organizations,  including the purchase,  sale,  exchange of commodities and services and their receipt and payment in one seamless end-to-end  integrated  process.  Beyond the  current  generation  of “On  Demand”  solutions  available  in the  market,  Commerce  Process  Management
Solutions  provided  by Elcom  offer  true  value for money by  eliminating  the  burden  and cost of  in-house programming,  IT infrastructure and ongoing system  management.  More information is available from Elcom's web site at:  www.elcom.com

STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT
Except for the  historical  information  contained  herein,  the matters  discussed in this press release could include forward-looking  statements or information.  All statements,  other than statements of historical fact, including,  without limitation,  those with respect to the Company's objectives, plans and strategies set forth herein  and  those  preceded  by or  that  include  the  words  "believes,"  "expects,"  "targets,"  "intends,"
"anticipates," "plans," or similar expressions,  are forward-looking statements.  Although the Company believes that such forward-looking  statements are reasonable,  it can give no assurance that the Company's expectations are, or will be, correct.  These  forward-looking  statements involve a number of risks and uncertainties which could cause the Company's  future  results to differ  materially  from those  anticipated,  including:  (i) the necessity  for the  Company to control  its  expenses as well as to  generate  incremental,  ongoing  operating revenues and whether this  objective  can be met given the overall  marketplace  and  clients'  acceptance  and usage of eCommerce  software  systems,  eProcurement  and  eMarketplace  solutions  including  corporate demand therefore, the impact of competitive technologies,  products and pricing,  particularly given the substantially larger  size and scale of  certain  competitors  and  potential  competitors;  (ii) the  consequent  results of operations  given the  aforementioned  factors;  and (iii) the  necessity of the Company to achieve  profitable operations  within  the  constraints  of its  existing  resources,  and  if it can  not,  the  availability  of incremental  capital  funding to the Company,  particularly  in light of the audit  opinion from the  Company's independent  registered  public accounting firm in the Company's 2005 Annual Report on Form 10-KSB, as amended, and other risks detailed from time to time in its March 31, June 30, and September 30, 2006  Quarterly  Reports
on Form  10-QSB and in its other SEC  reports  and  statements,  including  particularly  the  Company's  "Risk
Factors"  contained in the  prospectus  included as part of the  Company's  Registration  Statement on Form S-3 filed on June 21,  2002.  The Company  assumes no  obligation  to update any of the  information  contained  or referenced in this press release.

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